UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

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Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8755 West Higgins Road, Suite 500
Chicago, IL 60631

 (Address of principal executive offices)

Registrant’s telephone number, including area code:

(773) 628-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 25, 2014, Littelfuse Europe GmbH (the “Company”), a wholly-owned subsidiary of Littelfuse, Inc. (“Littelfuse”), entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Dieter Roeder. Mr. Roeder is the Vice President and General Manager, Automotive Business Unit. The Employment Agreement is effective as of January 1, 2014 and supersedes the employment agreement previously entered into between the Company and Mr. Roeder, dated January 22, 2005, which was amended September 20, 2007 and August 22, 2012 (the “Current Agreement”). The Employment Agreement was updated to reflect Mr. Roeder’s current title, base salary, and certain other benefits and to remove immaterial provisions. The new Employment Agreement contains substantially the same material terms and conditions as the Current Agreement. The following is a summary of the new Employment Agreement, which is qualified in its entirety by reference to the actual Employment Agreement.

Mr. Roeder is entitled to an annual base salary of EUR 206,887. He is eligible for awards under Littelfuse’s Annual Incentive Plan and Long-Term Incentive Plan on similar terms as other senior executives. Mr. Roeder is eligible to participate in the group accident insurance and other employee benefit plans maintained by the Company. The Company will make a contribution on his behalf to the German statutory pension and social insurance schemes as required by law, and to the Company’s German pension equal to at least 5% of his annual base salary per year. In accordance with applicable policies of the Company or Littelfuse, as applicable, Mr. Roeder is entitled to: (i) use of a Company-paid car, (ii) participation in an executive physical program, (iii) financial planning and tax counseling services, and (iv) use of a Company-paid cell phone and personal computer. Mr. Roeder is also reimbursed for certain business expenses in accordance with the Company’s reimbursement policy.

Mr. Roeder’s employment may be terminated by either party at any time upon three months’ prior written notice. The Company may request that Mr. Roeder refrain from providing services during the notice period if it continues to pay his base salary during such period. Mr. Roeder’s employment will terminate when he reaches the statutory age of retirement as permitted under German law. Upon termination of employment, Mr. Roeder will be paid his accrued but unused vacation in accordance with applicable law.

The Employment Agreement contains provisions concerning inventions, confidentiality and return of Company property. The Employment Agreement does not affect Mr. Roeder’s rights and entitlements under his existing Change of Control Agreement with Littelfuse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

Dated: April 28, 2014	/s/ Philip G. Franklin
Philip G. Franklin Senior Vice President and Chief Financial Officer